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                                                                   EXHIBIT 10.12

                                LEASE AGREEMENT

    THIS LEASE AGREEMENT is entered into as of this 5th day of December, 1997 by and between Aldina, L.C., a Florida limited liability company, as Trustee of the Sammi Land Trust under agreement dated April 13, 1995 ("Landlord"), and Staff Capital, L.P., a Delaware limited partnership, it's successors and assigns, as Tenant ("Tenant"). Tenant currently leases space from Landlord at 600 301 Boulevard West, Brandenton, Florida, under an Agreement of Lease dated March 27, 1995 ("Master Lease").

    In consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Landlord agrees to rent to Tenant, commencing upon completion of build-out, Suite 100, (3,996 Sq. Ft.) in the same building complex covered by the Master Lease. Annual rental for Suite 100, shall be $11.65 per square foot. In addition, Tenant shall pay operating expenses in accordance with the Master Lease except that those operating expenses shall not exceed $2.60 per square foot through December 31, 1999. Landlord to provide Tenant finished space, including new carpet and paint. Additionally, Landlord will provide lighting and doorways per Tenants specifications. Total Cost not to exceed $5.00 per square foot.

     2. Landlord hereby grants Tenant an option, exercisable by written notice to Landlord at any time on or before June 6, 1998, to rent Suite 124 in the same building complex. If Tenant exercises this option the annual rental and operating expenses for Suite 124 will be on the same basis as provided for in the expansion space provision of the master lease or by agreement of the parties.

     3. Landlord agrees to rent to tenant Suite 176B containing 7500 square feet commencing April 1, 1998 on the terms and conditions contained in paragraph 24 of the Master Lease.

     4. The term and conditions of the Master Lease between the parties, covering the main rental space referred to above, with the exception of provisions related to rent, additional rent, and any other financial obligations and considerations addressed in this Agreement shall apply to Suites 100 and 124 and are hereby incorporated into this Lease Agreement by reference.


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    IN WITNESS WHEREOF, the parties hereto execute this Letter Agreement as of the day first above written.

WITNESSES:                            LANDLORD

/s/ Peggy Gaffey                      ALDINA, L.C., a Florida limited liability
-------------------                   as Trustee of the Sammi Land Trust under
                                      agreement dated April 13, 1995
/s/ Aimee DeMariano
-------------------                   By /s/ MARK P. FAMIGLIO
                                        -------------------------------------
-------------------                      MARK P. FAMIGLIO
                                         It's Managing Member

-------------------                   TENANT
                                      Staff Capital, L.P., a Delaware Limited
                                      partnership, it's successors and assigns
-------------------                   By Staff Acquisition, Inc. its general
                                      partner.

-------------------                   By /s/ JOHN E. PANNING
                                         -------------------------------------
                                         JOHN E. PANNING
-------------------                      Chief Financial Officer


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